Exhibit 10.09
TIVO CORPORATION
2008 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

TiVo Corporation (the “Company”) hereby grants you, Name (the “Participant”), a Restricted Stock Award under the TiVo Corporation 2008 Equity Incentive Plan, as amended (the “Plan”). The date of this Notice of Restricted Stock Award (“Notice”) is Month Day, Year. Subject to the provisions of this Notice, the Restricted Stock Award Agreement (the “Agreement”) and of the Plan, the features of this Restricted Stock Award are as follows:

Number of Shares of Stock: X,XXX

Vesting Commencement Date: Month Day, Year

Vesting of Restricted Stock Award: The Restricted Stock Award shall vest in full on the Vesting Commencement Date.

Unless otherwise defined herein or in the Agreement, capitalized terms herein or in the Agreement will have the defined meanings ascribed to them in the Plan.

The Company and Participant agree that the Restricted Stock Award described in this Notice is governed by the provisions of the Agreement attached to and made a part of this document. The Participant acknowledges receipt of this Notice and the Agreement, represents that the Participant has read and is familiar with the provisions in this Notice and the attached Agreement, and hereby accepts the Restricted Stock Award subject to all of the terms and conditions set forth in this Notice and the attached Agreement.

TiVo Corporation		Accepted by:
By:		PARTICIPANT
	/s/ Connie Puglia	Name:
Title:	Chief Human Resources Officer	Signature:
Address:	2160 Gold Street	Date:
San Jose, CA 95002

ATTACHMENTS:     Restricted Stock Award Agreement
TiVo Corporation 2008 Equity Incentive Plan

TIVO CORPORATION
2008 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THE RESTRICTED STOCK AWARD IS SUBJECT TO THE TERMS AND CONDITIONS OF THE PLAN. ONLY CERTAIN PROVISIONS OF THE PLAN ARE INCLUDED IN THIS AGREEMENT. A COPY OF THE PLAN IS ATTACHED TO THIS AGREEMENT AND SHOULD BE READ CAREFULLY.
1.    Grant of Restricted Stock Award. The Company hereby grants to Participant a Restricted Stock Award for that number of shares of Stock set forth in the Notice.
2.     Leave of Absence. During any authorized leave of absence, the vesting of the Restricted Stock Award shall be suspended after the leave of absence exceeds a period of thirty (30) days. Vesting of the Restricted Stock Award shall resume upon the Participant’s termination of the leave of absence and return to service to the Company and/or its Subsidiaries. The vesting schedule of the Restricted Stock Award shall be extended by the length of the suspension.
3.    Non-transferability of Restricted Stock Award and Shares of Stock. The Restricted Stock Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer. Participant shall not sell, transfer, assign, pledge or otherwise encumber the shares of Stock subject to the Restricted Stock Award until all vesting requirements have been met.
4.    Stockholder Rights. Except as provided in Section 3 or otherwise in this Section 4, Participant shall have all of the rights of a stockholder of the Company, including the right to vote the shares of Stock. Participant shall have the right to receive dividends and other distributions (provided that distributions in the form of Stock shall be subject to the same restrictions as the underlying restricted stock) only with respect to the vested amount(s) of the Restricted Stock Award. For the avoidance of doubt, unvested Restricted Stock Awards shall have no rights to dividends or other distributions.
5.    Vesting and Earning of Restricted Stock Award.
(a)If Participant’s service with the Company or a Subsidiary, whether as an employee, consultant, or director, is not interrupted or terminated (such status is described herein as “Continuous Service”), then the Restricted Stock Award shall vest in accordance with the Notice.
(b)The foregoing notwithstanding, in the event that Participant remains in Continuous Service at the time a Corporate Transaction (as defined below) occurs, the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (a) assume the outstanding Restricted Stock Award or make a substitution on an equitable basis of appropriate Stock of the Company or of the merged, consolidated, or otherwise reorganized corporation which will be issuable in respect to the shares of Stock, or (b) provide that the Restricted Stock Award shall become immediately vested with respect to all the shares of Stock. For purposes of this Agreement a “Corporate Transaction” shall mean: (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants); (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company; (iv) the sale of substantially all of the assets of the Company; or (v) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code, wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company).
(c)The Committee has sole authority to determine whether and to what degree the Restricted Stock Award has vested and been earned and is payable and to interpret the terms and conditions of this Agreement and the Plan.

6.    Termination of Continuous Service. In the event that Participant’s Continuous Service is terminated for any reason, including death or Disability, and Participant has not yet vested in all or part of the Restricted Stock Award pursuant to the terms set forth in the Notice and this Agreement, then the Restricted Stock Award, to the extent not vested as of Participant’s termination date, shall be forfeited immediately upon such termination, and Participant shall have no further rights with respect to the Restricted Stock Award or the shares of Stock underlying that portion of the Restricted Stock Award that have not yet vested. In jurisdictions requiring notice in advance of an effective termination of Continuous Service, Participant shall be deemed terminated upon the actual cessation of providing services to the Company notwithstanding any required notice period that must be fulfilled before a termination of Continuous Service can be effective under applicable laws. Participant expressly acknowledges and agrees that the termination of Continuous Service shall result in forfeiture of the Restricted Stock Award and the shares of Stock to the extent the Restricted Stock Award has not vested as of the date of termination.
7.     Payment of Par Value. When the shares of Stock subject to this Restricted Stock Award are issued to Participant, par value for each share of Stock will be deemed paid by services previously rendered to the Company by Participant. As of the date of this Agreement, the par value for one share of Stock is $.001.
8.    Settlement of Restricted Stock Award. The Company shall not be obligated to deliver any shares of Stock hereunder for such period as may be required by it in order to comply with applicable federal or state statutes, laws and regulations.
9.    No Acquired Rights. Participant agrees and acknowledges that:
(a)the Plan is discretionary in nature and that the Company can amend, cancel, or terminate it at any time;
(b)the grant of this Restricted Stock Award under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of any Restricted Stock Awards or benefits in lieu of any Restricted Stock Awards, even if Restricted Stock Awards have been granted repeatedly in the past and regardless of any reasonable notice period mandated under local law;
(c)the value of this Restricted Stock Award is an extraordinary item of compensation which is outside the scope of Participant’s employment contract, if any;
(d)this Restricted Stock Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, retirement benefits, or similar payments;
(e)this Restricted Stock Award shall expire upon termination of Participant’s Continuous Service for any reason except as may otherwise be explicitly provided in the Plan and this Agreement;
(f)the future value of the shares of Stock awarded under the Plan is unknown and cannot be predicted with certainty;

(g)no claim or entitlement to compensation or damages arises from the termination of this Restricted Stock Award or diminution in value of this Restricted Stock Award or shares of Stock purchased under the Plan and Participant irrevocably releases the Company from any such claim; and
(h)Participant’s participation in the Plan shall not create a right to further service with the Company and shall not interfere with the ability of the Company to terminate Participant’s Continuous Service at any time, with or without Cause.

10.    Escrow.
(a)Until the shares of Stock have vested, the Company’s Secretary or such other escrow holder as the Company may appoint, shall retain custody of the stock certificates or book-entry shares representing the shares of Stock subject to the Restricted Stock Award.
(b)Participant agrees that simultaneously with Participant’s execution of this Agreement, Participant will execute stock powers in favor of the Company with respect to the shares of Stock granted hereunder in the form provided by the Company and that Participant will promptly deliver such stock powers to the Company.
(c)When shares of Stock vest and the Company delivers to Participant certificates for shares of Stock, the Company also will return to Participant the stock powers related to such shares held by the Company.

11.    Tax Withholding.
(a)Participant is responsible for, and by accepting this Restricted Stock Award agrees to bear, all taxes of any nature, including any income tax, withholding tax, social insurance, payroll tax, fringe benefit tax, payment on account, interest, penalties or other tax related items arising out of the grant of this Restricted Stock Award, the vesting of this Restricted Stock Award or the subsequent sale of the shares of Stock (collectively, the “Tax Items”), that are legally imposed upon Participant in connection with this Restricted Stock Award, and the Company or any Subsidiary, as applicable, does not assume, and will not be liable to any party for, any cost or liability arising in connection with such Tax Items legally imposed on Participant. The Company has not provided any tax advice with respect to this Restricted Stock Award or the disposition of the shares of Stock. Participant should obtain advice from an appropriate independent professional adviser with respect to the tax implications of any aspect of this Restricted Stock Award, including the grant or vesting of this Restricted Stock Award or the subsequent sale of any shares of Stock.
(b)In the event that the Company or any Subsidiary qualified to deduct tax at source, is required to withhold any Tax Items as a result of any event occurring in connection with the Restricted Stock Award, the Company or any Subsidiary, as applicable, will satisfy Tax Items by withholding, from the shares of Stock to be released to the Participant upon vesting, a number of shares of Stock having an aggregate fair market value equal to the amount of the Tax Items. The number of shares of Stock withheld to satisfy the Tax Items will be rounded up to the nearest whole share. Depending on the withholding method, the Company or any Subsidiary, as applicable, may withhold or account for Tax Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Stock equivalent. Once the Tax Items have been satisfied by withholding a number of shares of Stock for tax purposes, the Participant is deemed to have been issued the full number of shares of Stock subject to the Restricted Stock Award. The Participant shall pay the Tax Items that the Company may be required to withhold if the Tax Items cannot be satisfied by the means previously described. The Company has sole discretion to require or permit the Participant to make alternate arrangements satisfactory to the Company for such withholdings in advance of the arising withholding obligations. No shares of Stock will be issued unless and until satisfactory arrangements (as determined by the Company) have been made by the Participant with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such shares. By accepting this award, Participant expressly consents to the withholding of shares of Stock and to any additional cash withholding as provided for in this paragraph.
(c)Participant acknowledges and agrees that the ultimate liability for any Tax Items legally due by Participant is and remains Participant’s responsibility and that the Company and/or any Subsidiary, as applicable, (a) make no representations nor undertakings regarding the treatment of any such Tax Items in connection with any aspect of this Restricted Stock Award, including the grant or vesting of this Restricted Stock Award or the subsequent sale of the shares of Stock acquired from this Restricted Stock Award; and (b) do not commit to structure the terms or any aspect of this Restricted Stock Award to reduce or eliminate the Participant’s liability for such Tax Items. The Company may refuse to release the shares of Stock if Participant fails to comply with Participant’s obligations in connection with the satisfaction of the Tax Items.

12.    Code Section 83(b) Election. Participant agrees to notify the Company immediately in writing in the event that Participant makes an election under Section 83(b) of the Code (or any successor provision) or under any corresponding provision of state or local tax law with respect to the Restricted Stock Award. Upon making any such election, Participant agrees to pay or make adequate provisions for the withholding of Tax Items resulting from such election. Such withholding may be deducted from any compensation due to Participant from the Company.
13.    Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Committee (as such term is defined in the Plan), and the Committee shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement is final and binding.
14.    Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Stock of the Company by reason of stock dividends, recapitalization, mergers, consolidations, split-up, combinations or exchanges of shares and the like, the number and kind of shares of Stock subject to this Restricted Stock Award immediately prior to such event shall be appropriately adjusted by the Board in accordance with the terms of the Plan, and such adjustment shall be conclusive.
15.    Entire Agreement; Amendment; Binding Effect; Governing Law; Plan Controls. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. The waiver by the Company of a breach of any provision of this Agreement by Participant shall not operate or be construed as a waiver of any subsequent breach by Participant. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns. This Agreement is governed by the laws of the state of Delaware. In the event of any conflict between the terms and provisions of the Plan and this Agreement, the Plan terms and provisions shall govern. Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Plan. Certain other important terms governing this Agreement are contained in the Plan.
16.    Notices; Electronic Delivery. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally, or at time of transmission if sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, or at the time an electronic confirmation of receipt is received if delivery is by email, and addressed to the party to be notified at such party’s address as set forth in the Notice or as subsequently modified by written notice. Any notice for delivery outside the United States will be sent by email, facsimile or by express courier. By accepting the Restricted Stock Award, the Participant consents to receive documents related to participation in the Plan and this award by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.
17.    Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
18.    Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.